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                                                                   EXHIBIT 10.14

                          DOMAIN NAME LICENSE AGREEMENT

     This Domain Name License Agreement (the "Agreement") is entered into as of March 31st, 2004 by and between the following two parties in Beijing.

The Licensor: KONGZHONG INFORMATION TECHNOLOGY (BEIJING) CO., LTD.



The Licensee: BEIJING BOYA WUJI TECHNOLOGIES CO., LTD.



      WHEREAS, the Licensor, a wholly foreign-owned enterprise registered in Beijing under the laws of People's Republic of China (for the purpose of this Agreement, not including Hong Kong, Macau and Taiwan, hereinafter called "China"), which owns the domain names listed in the Exhibit 1 of this Agreement;

      WHEREAS, the Licensee, a limited liability company sponsored by natural persons in China registered in Beijing under the laws of the People's Republic of China (the"PRC" or "China"), is licensed to engage in the business of providing Internet information and the telecom value-added services;

      WHEREAS, the Licensor agrees to license the said Domain Names to the Licensee in accordance with the terms and conditions set forth herein and the Licensee as well agrees to accept the license on the terms and conditions set forth herein;

      NOW THEREFORE, on the basis of mutual benefit and friendly negotiation, the parties agree as follows:

1.    Grant of License

      1.1   The Domain Names

            Under the terms and conditions hereinafter set forth, the Licensor hereby grants to the Licensee and the Licensee accepts from the Licensor parts of or all parts of the Domain Names listed in Exhibit 1, and the Licensee may deal its business with these domain names. Such license is non-monopolized,



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            non-exclusive and non-transferable.

      1.2   Scope

            1.2.1 The use of the domain names licensed by the Licensor to the
                  Licensee extends only to the business operated by the Licensee. The Licensee agrees that it will not use, or authorize any use, direct or indirect, of the licensed Domain Names by any other means without the Licensor's consent.

            1.2.2 The License in this Agreement is effective within the territory of China and other areas as may be granted from time to time by the Licensor in writing. Licensee agrees that Licensee shall not directly or indirectly use or authorize any use of the said domain name in other areas.

      1.3   Standards

            The Licensee shall comply with any standards and criteria the Licensor requests from time to time when the Licensee uses the said domain names.

      1.4   Licensee's confirmation

            The Licensee confirms that the Licensee does not enjoy any rights, titles and interests of the said domain names except the rights, titles and interests in the said domain names under this Agreement

2.    PAYMENT

      The Licensee agrees to pay the Licensor the license fee, the details of the calculation method and method of payment is set forth in Exhibit 2 to this Agreement.

3.    GOODWILL

      The Licensee recognizes the value of the goodwill associated with the Domain Names and the relevant rights, and acknowledges that the Domain Names therein and goodwill (including but not limited to the goodwill occurs from the Licensee's use) pertaining thereto shall be the sole and exclusive property of the Licensor. .

4.    CONFIDENTIALITY

     4.1 By accepting the granting of the Domain Name licenses from the Licensor, the Licensee agrees to protect and maintain the confidentiality of any and all confidential data and information acknowledged or received by the Licensee


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            (collectively the "Confidential Information"). Upon termination or expiration of this Agreement, the Licensee shall, at the Licensor's option, return any and all documents, information or software containing such Confidential Information to the Licensor or destroy and delete such Confidential Information from any memory devices and cease to use them. The Licensee shall not disclose, grant or transfer any Confidential Information to any third party and will not use the Confidential Information without the Licensor's written consent. Licensee shall disclose the protected Confidential Information to the necessary employees, agents or consultants by the necessary measures, and shall urge the necessary employees, agents or consultants to observe the obligations under this Agreement.

      4.2   The above limitations shall not apply to the situations as follows:

            4.2.1 The materials which can be obtained in public in the time of disclosure ;

            4.2.2 The public materials disclosed not due to the mistake of
                  Licensee;

            4.2.3 The Licensee may prove that before the disclosure the materials were under its title and were not obtained directly or indirectly from the other resources;

            4.2.4 Upon the legal demands of any party, the Confidential
                  Information shall be disclosed to the government authorities, security exchange agent, and etc.; and upon the general operation needs, the above Confidential Information shall be disclosed to direct legal consultants and financial advisor.

      4.3 With the consent of both parties, no matter whether this Agreement is modified, rescinded, or terminated, this Article is still effective.

5.    REPRESENTATIONS AND WARRANTIES

      5.1   The Licensor represents and warrants as follows:

            5.1.1 the Licensor is a company duly registered and in good standing under the applicable laws of the China.

            5.1.2 the Licensor, within its business scope, has full corporate, power and authority and has taken all corporate actions and has obtained all necessary approvals and authorizations from third parties and government authorities to execute and perform the obligations under this Agreement, which will not constitute or result in a violation of any enforceable and effective laws or agreements.



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            5.1.3 the Agreement will constitute a legal, valid and binding agreement of the Licensor and will be enforceable against the Licensor in accordance with its terms upon its execution.

            5.1.4 the Licensor legally hold the said domain names under this
                  Agreement.

      5.2 The Licensee makes to the Licensor the following representation and warranties:

            5.2.1 the Licensee is a company duly registered and in good standing under the applicable laws of the China, and is approved by the relevant authorities to provide the internet information services and the value-added telecom service.

            5.2.2 the Licensee, within its business scope, has full corporate, power and authority and has taken all corporate actions and has obtained all necessary approvals and authorizations from third parties and government authorities to execute and perform the obligations under this Agreement, which will not constitute or result in a violation of any enforceable and effective laws or agreements.

            5.2.3 the Licensee will timely subscribe the files and the cases pertaining to the domain name, which the Licensor considered shall be subscribed or dealt with.

            5.2.5 the Agreement will constitute a legal, valid and binding agreement of the Licensor and will be enforceable against the Licensor in accordance with its terms upon its execution.

6. The Licensee further makes to the Licensor the following representation and warranties:

      6.1 The Licensee agrees that it will not, during the term of this Agreement, or thereafter, challenge the title or any rights of the Licensor in and to the Domain Names or challenge the validity of this Agreement, and shall not perform or un-perform any act, which the Licensor may deem impairing the interest in the above rights or the license.

      6.2 The Licensee agrees to assist the Licensor to the extent necessary in the procurement of any protection or to protect any of the Licensor's rights to the Domain Names, and the Licensor, if it so desires, may commence or prosecute any



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            claims or lawsuits in its own name or in the name of the Licensee or join the Licensee as a party thereto. The Licensee shall promptly notify the Licensor in writing of any infringements of the Domain Names to its acknowledgement that may come to the Licensee's attention, and the Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements.

      6.3 The Licensee further agrees to use the Domain Names only in accordance with this Agreement and shall not use the Domain Names in any way that, in the opinion of the Licensor, is deceptive, misleading or in any way damaging to such Domain Names or the reputation of the Licensor.

7.    QUALITY

      The Licensee shall make every effort to improve its service quality as to protect the goodwill represented by the said domain name.

8.    PROMOTION

      In all cases where the Licensee produces promotional material involving the Domain Name, the production cost of such material thereof shall be borne by the Licensee. All copyrights or other intellectual property rights of such material concerning the Domain Name thereto shall be the sole and exclusive property of the Licensor whether developed by the Licensor or the Licensee. The Licensee agrees that the Licensee shall not promote or advertise the said domain names under this Agreement in any radio, TV, newspapers, magazine, internet or any other media unless the prior consent and approval from the Licensor in writing has acquired.

9.    EFFECTIVE DATE AND TERM

      9.1 This Agreement has been duly executed as of the date first set froth above and shall be effective simultaneously. The term of this Agreement is 10 (ten) years unless earlier terminated pursuant to this Agreement.

      9.2 Unless any other provisions set forth in written form, this Agreement shall be applicable to any other domain names licensed to the Licensee during the term of this Agreement. After the execution of this Agreement, the Licensor and Licensee shall review this Agreement every 3 months to determine whether to modify or renew this Agreement under specific circumstances.



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      9.3   This Agreement may be automatically extended for 10 (ten) years unless otherwise terminated by the Licensor by a written notice to the Licensee three (3) months before the expiration of this Agreement. However, the Licensee has no right to confirm such extension.

10.   REGISTRATION

      Within three (3) months of the execution of Agreement, both parties shall, in accordance with the law of China, file the licensed domain names with the relevant domain name administrative authorities (if applicable). Both parties agree to execute or furnish the relevant documents necessary for such filing based on the principals set forth in this Agreement and requirements under relevant laws.

11.   TERMINATION

      11.1 This Agreement shall expire on the date due or when the license right in possession of Licensor is terminated (the earlier date is preferred) unless this Agreement is extended as set forth above.

      11.2 Without prejudice to any legal rights or remedies, which are based on any laws or causes, of the party who asks for termination of this Agreement after the termination of this Agreement, any party has the right to terminate this Agreement immediately with written notice to the other party in the event the other party materially breaches this Agreement including but not limited to the provisions in
            Section 6.1, 6.2 and 6.3 of this Agreement and fails to cure its breach within 30 days from the date it receives written notice of its breach from the non-breaching party.

      11.3 During the term of this Agreement, the Licensor may terminate this Agreement at any time with a written notice to the Licensee, which shall be effective 30 days after sending. The Licensee shall not terminate this Agreement in prior.

      11.4 Article 3, 4, 6, 15 and 16 shall survive after the termination or expiration of this Agreement.

12.   FORCE MAJEURE

      12.1 Force Majeure means any event that is beyond the party's reasonable control and cannot be prevented with reasonable care including but not limited to the acts of


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            governments, nature, fire, explosion, typhoon, flood, earthquake, tide, lightning and war. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The party affected by Force Majeure shall notify the other party as soon as possible.

      12.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate measures to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure, and the affected party will not be responsible to such performance and will only be responsible to the delayed parts of performance. After the event of Force Majeure is removed, both parties agree to resume the performance of this Agreement with their best efforts.

13.   NOTICES

      Notice or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address set forth below.

      The Licensor: KONGZHONG INFORMATION TECHNOLOGY (BEIJING) CO., LTD.

      Legal Address: Room 809, Tower A, Yue Tan Building, 2#, Yue Tan Bei Jie, Xi Cheng District, Beijing

      Fax: (86) 10-68083118

      Tel.:(86) 10-68081818

      Receiver: Yunfan Zhou

      The Licensee: BEIJING BOYA WUJI TECHNOLOGIES CO., LTD.

      Legal Address: Room 809, Tower A, Yue Tan Building, 2#, Yue Tan Bei Jie, Xi Cheng District, Beijing

      Fax: (86) 10-68083118

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      Tel.: (86) 10-68081818

      Receiver: Yang Zha

14.   RE-TRANSFER, RE-LICENSE

      Without the written consents of the Licensor, the rights and obligation licensed of or under this Agreement shall not be transferred, leased, or pledged to any third party.

15.   DISPUTE RESOLUTION

      15.1 The parties shall strive to settle any disputes arising from the interpretation or performance through negotiation in good faith. In the event that no settlement can be reached through negotiation within 30 days after one party issues a negotiating notice, either party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

      15.2 Except the dispute issues, all parties shall perform their own duties pursuant to the provisions in good faith.

16.   APPLICABLE LAW

      The execution, validity, interpretation, implementation and disputes of this Agreement shall be governed by the laws of the PRC.

17.   AMENDMENT AND SUPPLEMENT

      This Agreement shall not be amended, modified, or supplemented except by a written instrument signed by both parties. The amendment or supplement duly executed by both parties shall constitute part of this Agreement and shall have the same legal effect as this Agreement.

18.   SEVERABILITY

      Any provision of this Agreement which is invalid or unenforceable due to the violation of relevant laws in any jurisdiction shall, as to that jurisdiction, be ineffective or void of binding force only to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.



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19.   WAIVER

      Any party cannot perform the rights, power, or privileges under this Agreement shall not be deemed as waiver. Any wholly or partly performance of the rights, power, or privileges shall not exclude the performance of any other rights, power, or privileges.

20.   EXHIBITS

      The Exhibits referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

      IN WITNESS THEREOF the parties hereto have caused this Agreement to be duly executed by a duly authorized representative each on behalf of the party here to as of the date first set forth above.



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[Signature page, no Agreement]





The Licensor: KONGZHONG INFORMATION TECHNOLOGY (BEIJING) CO., LTD.





Authorized Representative: /s/ Nick Yang









The Licensee: BEIJING BOYA WUJI TECHNOLOGIES CO., LTD.





Authorized Representative: /s/ Yang Zha








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                                    EXHIBIT 1

                          LIST OF LICENSED DOMAIN NAMES



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                                    EXHIBIT 2

            CALCULATION METHOD AND PAYMENT METHOD OF THE LICENSE FEE

     The license fee under this Agreement shall be 5% of the total income of the Licensee, the license fee shall be calculated on a quarterly basis and the Licensee shall pay the Licensor within 15 days after the end of each quarter, if the licensor considers it is helpful to the business of the Licensee, the Licensor is entitled to reduce or exempt whole or part of the license fee.



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